Exhibit 99.1

Performance Products Limited

FINANCIAL STATEMENTS

for the years ended

31 March 2006 and 2005

Independent Auditors Report

To the board of directors and shareholders of Performance Products Limited

We have audited the accompanying balance sheet of Performance Products Limited (the “Company”), as of March 31, 2005 and 2006 and the related notes, profit and loss account and cash flows for the years then ended. These financial statements are the responsibility of the Company’s Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2005 and 2006 and the results of its operations and cash flow for the two years then ended in conformity with accounting principles generally accepted in the United Kingdom (“UK GAAP”).

UK GAAP varies in certain significant respects from the accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 28 to the financial statements.

Baker Tilly

Liverpool

December 29, 2006

Performance Products Limited

Pofit and loss account

for the years ended 31 March 2006 and 2005

	Notes	2006 £	2005 £
TURNOVER	2	7,951,315	8,433,459

Cost of Sales		(3,982,556)	(4,003,621)

Gross Profit		3,968,759	4,429,838

Administrative expense		(3,241,472)	(3,607,125)
Exceptional Items	6	(89,018)	—
Other operating income		699	2,139

OPERATING PROFIT	3	638,968	824,852

Interest receivable		1,815	582

		640,783	825,434

Interest payable and similar charges	7	(183,264)	(197,963)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION		457,519	627,471

Taxation	8	(123,046)	(203,679)

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION		334,473	423,792

*	The notes form an integral part of the financial statements.

Performance Products Limited

Balance Sheet

for the years ended 31 March 2006 and 2005

	Notes	2006 £		£2005 £	£
FIXED ASSETS
Tangible assets	10		1,263,539		1,447,706
Investments	11		1,588		200

			1,265,127		1,447,906

CURRENT ASSETS
Stocks	12	1,112,441		1,700,624
Debtors	13	965,797		958,291
Cash at bank		344,297		452,295

		2,422,535		3,111,210

CREDITORS
Amounts falling due within one year	14	3,110,837		3,608,054

NET CURRENT LIABILITIES			(688,302)		(496,844)

			576,825		951,062

CREDITORS
Amounts falling due after more than one year	15		327,110		897,820

			249,715		53,242

PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation	18		—		11,750

			249,715		41,492

CAPITAL AND RESERVES
Called up equity share capital	21		25,000		25,000
Profit and loss account	22		224,715		16,492

SHAREHOLDERS’ FUNDS	23		249,715		41,492

*	The notes form an integral part of the financial statements.

Performance Products Limited

Cash Flow Statement

for the years ended 31 March 2006 and 2005

	Notes	2006 £		£2005 £	£
Net cash flow from operating activities	24		1,205,174		2,205,812

RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE
Interest received		1,815		582
Interest paid		(170,104)		(184,158)
Interest element of hire purchase		(13,160)		(13,805)

NET CASH OUTFLOW FROM RETURNS
ON INVESTMENTS AND SERVICING OF
FINANCE			(181,449)		(197,381)

Taxation			(747,299)		(445,773)

CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets		(113,285)		(74,151)
Receipts from sale of fixed assets		32,550		64,280

NET CASH OUTFLOW FROM CAPITAL			(80,735)		(9,871)
EXPENDITURE

ACQUISITIONS AND DISPOSALS
Acquire investments in participating interests		(1,388)		—

NET CASH OUTFLOW FROM
ACQUISITIONS AND DISPOSALS			(1,388)		—

Equity dividends paid			(126,250)		(1,357,000)

CASH INFLOW BEFORE FINANCING			68,053		195,787
FINANCING

Repayment of bank loans		(51,437)		(47,264)
Capital element of hire purchase		(115,782)		(208,101)

NET CASH OUTFLOW FROM FINANCING			(167,219)		(255,365)

DECREASE IN CASH IN THE PERIOD	24		(99,166)		(59,578)

*	The notes form an integral part of the financial statements.

Performance Products Limited

Notes to the financial statements

for the years ended 31 March 2006 and 2005

1 ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The financial statements have been prepared under the historical cost convention.

TURNOVER

Turnover represents the amount derived from the provision of goods and services which fall within the company’s ordinary activities, entirely within the UK, stated net of trade discounts and value added tax.

FIXED ASSETS

All fixed assets are initially recorded at cost.

DEPRECIATION

Depreciation is calculated so as to write off the cost of an asset, less its estimated residual value, over the useful economic life of that asset as follows:

Freehold buildings	-	2% straight line
Fixtures, fittings and machinery	-	25% straight line
Motor vehicles	-	25% straight line
Computer equipment	-	25% straight line

STOCKS

Stocks are valued at the lower of cost and realizable value, after making due allowance for obsolete and slow moving items. Cost is computed on a first in first out basis. Net realizable value is based on estimated selling price less the estimated cost of disposal.

HIRE PURCHASE AGREEMENTS

Assets held under hire purchase agreements are capitalized and disclosed under tangible fixed assets at their fair value. The capital element of the future payments is treated as a liability and the interest is charged to the profit and loss account on a straight line basis.

OPERATING LEASE AGREEMENTS

Rentals paid under operating leases are charged to income as incurred.

PENSION COSTS

The company operates a defined contribution pension scheme for employees. The assets of the scheme are held separately from those of the company. The annual contributions payable are charged to the profit and lossaccount.

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

DEFERRED TAXATION

Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the company’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognized in the financial statements.

Deferred tax is measured at the average tax rates that are expected to apply in the periods in which timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

FOREIGN CURRENCIES

Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into sterling at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

EMPLOYEE BENEFIT TRUST

In accordance with requirements of UTIF Abstract 32, assets held in the employee benefit trust are recognized as assets of the company until they vest unconditionally in identified beneficiaries. The subsidiary accounts are not material to the company and as such consolidated accounts have not been prepared.

DEFERRED INCOME

Where download fees relate to future accounting periods, the income is deferred until those periods.

JOINT VENTURES

Undertakings in which the company has a long term interest and shares control under a contractual arrangement are defined as joint ventures. The joint venture accounts are not material to the company and as such have not been accounted for in the accounts of Performance Products Limited.

2	TURNOVER

The turnover and profit before tax are attributable to the one principal activity of the company.

An analysis of turnover is given below:

	2006 £	2005 £
United Kingdom	7,951,315	8,433,459

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

3	OPERATING PROFIT

Operating profit is stated after charging/(crediting):

	2006 £	2005 £
Depreciation of owned fixed assets	165,324	158,846
Depreciation of assets held under hire purchase agreements	95,837	84,921
Loss/(profit) on disposal of fixed assets	3,741	(2,525)
Auditors’ remuneration - as auditors	11,500	10,250
Operating lease costs:
Land and buildings	34,530	34,750
Net (profit)/loss on foreign currency translation	(238,195)	225,123

4	PARTICULARS OF EMPLOYEES

The average number of staff employed by the company during the financial year amounted to:

	2006 No	2005 No
Number of sales staff	16	17
Number of technical staff	8	10
Number of administrative staff	14	17

	38	44

The aggregate payroll costs of the above were:
	2006 £	2005 £
Wages and salaries	968,177	1,089,843
Social security costs	335,104	139,673
Staff pension contributions	19,369	19,559
Directors’ pension costs	7,200	7,200

	1,329,850	1,256,275

5	DIRECTORS’ EMOLUMENTS

The directors’ aggregate emoluments in respect of qualifying services were:

	2006 £	2005 £
Aggregate emoluments	351,041	350,552
Value of company pension contributions to money purchase schemes	7,200	7,200

	358,241	357,752

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

Emoluments of highest paid director:

	2006 £	2005 £
Total emoluments (excluding pension contributions)	106,081	110,864

The number of directors who accrued benefits under company pension schemes was as follows:
	2006 No	2005 No
Money purchase schemes	3	3

6	EXCEPTIONAL ITEMS

Exceptional items totaling £89,015 represent the following:

£125,000 was receivable in the year for reimbursed legal costs.

A settlement amount was agreed in relation to The Employee Benefit Trust at £214,018 for national insurance (included in note 4) (Interest on the national insurance of £31,685 is included in note 7 as other interest).

7	INTEREST PAYABLE AND SIMILAR CHARGES

	2006 £	2005 £
Interest payable on bank borrowing	57,741	65,668
Mortgage interest payable	23,521	30,535
Finance charges	13,160	13,805
Other interest	88,842	87,955

	183,264	197,963

8	TAXATION ON ORDINARY ACTIVITIES

(a) Analysis of charge in the year

	2006 £	2005 £
Current tax:

In respect of the year:

UK Corporation tax based on the results for the year at 30% (2005 - 30%)	157,094	217,934
Adjustment in respect of previous periods	(22,298)	3,995

Total current tax	134,796	221,929

Deferred tax:

Origination and reversal of timing differences	(11,750)	(18,250)

Tax on profit on ordinary activities	123,046	203,679

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

(b) Factors affecting current tax charge

The tax assessed on the profit on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 30% (2005 - 30%).

	2006 £	2005 £
Profit on ordinary activities before taxation	457,519	627,471

Profit on ordinary activities multiplied by the standard rate of tax in the UK of 30% (2005 - 30%)	137,256	188,241
Expenses not deductible for tax purposes	12,707	24,633
Loss/(profit) on disposal of fixed assets	1,122	(758)
Differences between capital allowances and depreciation	30,604	25,304
Adjustment in respect of previous periods	(22,298)	3,995
Marginal relief	(24,595)	(19,486)

Total current tax (note 8(a))	134,796	221,929

9	DIVIDENDS

The following dividends have been paid in respect of the year:

	2006 £	2005 £
Dividend paid on A ordinary shares	126,250	1,357,000

10	TANGIBLE FIXED ASSETS

	Freehold land & buildings £	Fixtures, fittings and machinery £	Motor vehicles £	Computer equipment £	Total £
Cost
At 1 April 2005	872,184	322,806	431,909	292,261	1,919,160
Additions	—	95,821	—	17,464	113,285
Disposals	—	—	(68,047)	—	(68,047)

At 31 March 2006	872,184	418,627	363,862	309,725	1,964,398

Depreciation
At 1 April 2005	39,804	176,841	128,910	125,899	471,454
Charge for the year	17,443	76,926	96,052	70,740	261,161
On disposals	—	—	(31,756)	—	(31,756)

At 31 March 2006	57,247	253,767	193,206	196,639	700,859

Net book value
At 31 March 2006	814,937	164,860	170,656	113,086	1,263,539

At 31 March 2005	832,380	145,965	302,999	166,362	1,447,706

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

Included in freehold land and buildings is land amounting to £86,000 which is not depreciated.

Included within the net book value of £1,263,539 is £157,635 (2005 - £281,804) relating to assets held under hire purchase agreements. The depreciation charged to the financial statements in the year in respect of such assets amounted to £95,837 (2005 - £84,921).

11	INVESTMENTS

	Investment in joint venture £	Other investments £	Total £
Cost
At 1 April 2005	—	1,830,200	1,830,200
Additions	1,388	—	1,388

At 31 March 2006	1,388	1,830,200	1,831,588

Amounts written off
At 1 April 2005 and 31 March 2006	—	1,830,000	1,830,000

Net book value
At 31 March 2006	1,388	200	1,588

At 31 March 2005	—	200	200

Other investments represents a holding by the employee benefit trust of 200 “A” ordinary shares in Thornybolt (No. 61) (an unlimited company), being 100% of the issued “A” ordinary share capital.

Performance Products (Nordic) Oy is a joint venture with Mr. D R Pearson, and trades from Finland. Performance Products (Nordic) Oy is a limited liability company incorporated in Finland. Performance Products Limited has 25% of the shares in the venture. The company is managed by Mr D R Pearson and the year end is 31 December. The company acts as distributor for Performance Products Limited’s products.

12	STOCKS

	2006 £	2005 £
Goods for resale	1,112,441	1,700,624

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

13	DEBTORS

	2006 £	2005 £
Trade debtors	775,037	806,178
Amounts owed by undertakings in which the company has a participating interest	13,542	—
Other debtors	7,755	13,902
Directors loan account - S Tolley	5,164	—
Directors loan account - J Ballard	10,000	—
Directors loan account - C Ballard	524	—
Prepayments and accrued income	153,775	138,211

	965,797	958,291

Trade debtors are subject to debt factors as set out in note 14.

The directors’ loans above represent the maximum balance outstanding during the year.

14	CREDITORS: Amounts falling due within one year

	2006 £	2005 £
Amount due to debt factor	57,142	232,209
Bank loans and overdrafts	1,259,289	886,921
Trade creditors	91,916	534,508
Corporation tax	354,753	967,256
Other taxation and social security	322,927	88,119
Hire purchase agreements	40,144	110,560
Other creditors	25,272	22,791
Accruals and deferred income	959,394	765,690

	3,110,837	3,608,054

The bank loan was repaid on 5 April 2006, and was subject to interest at 1.5% above the bank’s base rate.

The bank loan and overdraft is secured by a legal charge over the company’s assets.

The amount due to debt factor is secured by a legal charge over the company’s assets.

Hire purchase agreements are secured on related assets.

15	CREDITORS: Amounts falling due after more than one year

	2006 £	2005 £
Bank loans and overdrafts	—	432,637
Hire purchase agreements	5,072	50,438
Deferred income	322,038	414,745

	327,110	897,820

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

16	BANK LOAN

Creditors include finance capital which is due for repayment as follows:

	2006 £	2005 £
Amounts repayable:
In one year or less or on demand	430,648	49,448
In more than one year but not more than two years	—	54,505
In more than two years but not more than five years	—	184,819
In more than five years	—	193,313

	430,648	482,085

17	COMMITMENTS UNDER HIRE PURCHASE AGREEMENTS

Future commitments under hire purchase agreements are as follows:

	2006 £	2005 £
Amounts payable within 1 year	40,144	110,560
Amounts payable between 2 to 5 years	5,072	50,438

	45,216	160,998

18	DEFERRED TAXATION

The movement in the deferred taxation provision during the year was:

	2006 £	2005 £
Provision brought forward	11,750	30,000
Profit and loss account movement arising during the year	(11,750)	(18,250)

Provision carried forward	—	11,750

The provision for deferred taxation consists of the tax effect of timing differences in respect of:

	2006 £	2005 £
Excess of taxation allowances over depreciation on fixed assets	—	11,750

	—	11,750

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

19	COMMITMENTS UNDER OPERATING LEASES

At 31 March 2006 the company had annual commitments under non-cancellable operating leases as set out below.

	Land and buildings
	2006 £	2005 £
Operating leases which expire:
Within 1 year	—	33,500

20	RELATED PARTY TRANSACTIONS

Joint venture company

During the year sales of £2,333 were made to Performance Products (Nordic) Oy. Included in debtors at the year end are amounts totaling £13,542 relating to a loan to the company.

Transactions with directors

During the year consultancy services totaling £216,475 (2005 - £313,741) were provided by Monza Marketing a business in which C Ballard has an interest.

Directors loan accounts

Three directors had overdrawn loan accounts during the year. See note 13 for details.

21	SHARE CAPITAL

	2006 £	2005 £
Authorized:
25,000 A Ordinary shares of £1 each	25,000	25,000
25,000 B Ordinary shares of £1 each	25,000	25,000
25,000 C Ordinary shares of £1 each	25,000	25,000
25,000 D Ordinary shares of £1 each	25,000	25,000

	100,000	100,000

	2006 £	2005 £
Allotted, called up and fully paid:
21,250 (2005 - 12,250) A Ordinary shares of £1 each	21,250	12,250
2,499 (2005 - 1,249) B Ordinary shares of £1 each	2,499	1,249
1,249 (2005 - 11,499) C Ordinary shares of £1 each	1,249	11,499
2 D Ordinary shares of £1 each	2	2

	25,000	25,000

All classes of shares rank pari passu in all respects except that the directors may declare dividends independently on each class.

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

22	PROFIT AND LOSS ACCOUNT

	2006 £	2005 £
At 1 April 2005	16,492	949,700
Profit for the financial year	334,473	423,792
Dividends	(126,250)	(1,357,000)

At 31 March 2006	224,715	16,492

23	RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	2006 £	2005 £
Profit for the financial year	334,473	423,792
Dividends	(126,250)	(1,357,000)

	208,223	(933,208)

Opening shareholders’ equity funds	41,492	974,700

Closing shareholders’ equity funds	249,715	41,492

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

24	CASH FLOWS

RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM

OPERATING ACTIVITIES

	2006 £	2005 £
Operating profit	638,968	824,852
Depreciation	261,161	243,767
Loss/(profit) on disposal of fixed assets	3,741	(2,525)
Decrease in stocks	588,183	611,568
(Increase)/decrease in debtors	(7,506)	306,700
(Decrease)/increase in creditors	(279,373)	221,450

Net cash inflow from operating activities	1,205,174	2,205,812

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

		£2006 £		£2005 £
Decrease in cash in the period	(99,166)		(59,578)
Net cash outflow from bank loans	51,437		47,264
Cash outflow in respect of hire purchase	115,782		208,101

CHANGE IN NET DEBT RESULTING FROM CASH FLOWS		68,053		195,787
New finance leases		—		(227,048)

MOVEMENT IN NET DEBT IN THE PERIOD		68,053		(31,261)
NET DEBT AT 1 APRIL 2005		(1,028,261)		(997,000)

NET DEBT AT 31 MARCH 2006		(960,208)		(1,028,261)

ANALYSIS OF NET DEBT

	At 1 Apr 2005 £	Cash Flows £	Other changes £	At 31 Mar 2006 £
Cash in hand and at bank	452,295	(107,998)	—	344,297
Overdrafts	(837,473)	8,832	—	(828,641)

	(385,178)	(99,166)	—	(484,344)

Debt due within 1 year	(49,448)	51,437	(432,637)	(430,648)
Debt due after 1 year	(432,637)	—	432,637	—
Hire purchase agreements	(160,998)	115,782	—	(45,216)

	(643,083)	167,219	—	(475,864)

Total	(1,028,261)	68,053	—	(960,208)

25	POST BALANCE SHEET EVENTS

On 5 April 2006, the Company sold its freehold interest in its principal operating property to the Performance Products Self Administered Pension Scheme, for a consideration of £895,000 and entered into a nine year lease at an initial annual rental of £76,100. The directors consider that the annual rental and the price paid by the Performance Products Self Administered Pension Scheme represent open market values as an independent valuation was performed by Bolton Birch Chartered Surveyors on the 17 February 2006.

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

26	CAPITAL COMMITMENTS

Amounts contracted for but not provided in the financial statements amounted to £114,412 (2005 - £Nil).

27	EMPLOYEE BENEFIT TRUST ASSETS

The following trust assets are included in these financial statements:

2006 £
Fixed asset investments	200
Cash at bank	1,827

2,027

These assets are for the benefit of qualifying employees only.

28 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THOSE GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA.

The financial statements of the Company have been prepared and presented in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”). UK GAAP as applied by the Company differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The following reconciliation of net income and equity shareholders’ funds between UK GAAP and US GAAP shows the adjustments of differences, however, this is not an exhaustive list of possible adjustments. Management, however, believes that it forms the basis for a fair presentation.

a) Reconciliation between net income and equity shareholders’ funds determined under UK GAAP and US GAAP

Net income is adjusted as follows:

(in pounds sterling — £)	Year Ended 31 March 2006	Year Ended 31 March 2005
Profit on ordinary activities after taxation as determined in accordance with UK GAAP	£334,473	£423,792
Inventory valuation	88,664	(44,496)
Sales with right of return	(58,634)	—
Financial instruments	86,703	96,676
Taxation	(35,020)	(15,654)

Net income as determined in accordance with US GAAP	£416,186	£460,318

Equity shareholders’ funds are adjusted as follows:

(in pounds sterling — £)	As at 31 March 2006	As at 31 March 2005
Equity shareholders’ funds as determined in accordance with UK GAAP	£249,715	£41,492
Inventory valuation	31,153	(57,511)
Sales with right of return	(58,634)	—
Financial instruments	1,937	(84,766)
Taxation	7,663	42,683

Equity shareholders’ funds as determined in accordance with US GAAP	£231,834	£(58,102)

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

b) Description of the differences between UK GAAP and US GAAP

Inventory valuation

Under UK GAAP inventory is valued at the lower of cost and net realizable value. Under US GAAP inventory is valued at the lower of cost and market. The use of standard costs is permissible under both UK GAAP and US GAAP. UK GAAP (Statement of Standard Accounting Practice 9 “Stock and Long Term Contracts”) requires that standard costs are reviewed frequently to ensure that they bear a reasonable relationship to actual costs obtaining during the period. Under US GAAP standard costs are acceptable if adjusted to reflect current conditions so that at the balance sheet date standard costs reasonably approximate to costs computed under one of the recognized bases. This adjustment reflects the impact of revaluing inventory from standard costs under UK GAAP to standard costs approximating to first-in first-out cost under US GAAP.

Sales with right of return

Under UK GAAP the inclusion of rights of return in a contractual arrangement may affect both the quantification of the seller’s right to consideration, compared to an otherwise identical arrangement which does not have these rights, and the point at which the seller should recognize that right. This is because rights of return give rise to a contractual obligation on the part of the seller to transfer economic benefits to its customer and, in some cases, oblige the seller to defer recognition of the sales transaction so long as substantially all of the risks associated with the goods are retained.

The seller’s recognition of its right to consideration and contractual obligation to transfer economic benefits to its customer in respect of rights of return are linked transactions. In consequence, changes in the seller’s assets or liabilities should reflect the loss expected to arise from the rights of return. Turnover should exclude the sales value of estimated returns.

Under US GAAP Statement of Financial Accounting Standards No. 48 “Revenue Recognition When Right of Return Exists” (“SFAS 48”) if a right of return exists then revenue should be recognized at the time of sale (net of expected returns and associated costs) only if all of the following conditions are met:

•	The seller’s price to the buyer is substantially fixed or determinable at the date of sale.

•	The buyer has paid the seller, or the buyer is obligated to pay the seller and the obligation is not contingent on resale of the product.

•	The buyer’s obligation to the seller would not be changed in the event of theft or physical destruction or damage of the product.

•	The buyer acquiring the product for resale has economic substance apart from that provided by the seller.

•	The seller does not have significant obligations for future performance to directly bring about resale of the product by the buyer.

•	The amount of future returns can be reasonably estimated.

This adjustment reflects the impact of restating transactions where a right of return exists.

Financial instruments

Under US GAAP an entity recognizes all of its derivative instruments as either assets or liabilities depending on the rights or obligations under the contracts. All derivative instruments are measured at fair value in accordance with Financial Accounting Standards Board Statement No. 133 “ Accounting for Derivative Instruments and Hedging Contracts”. The equivalent UK GAAP is not required to be applied by the Company for the periods under review. This adjustment reflects the impact of revaluing all the Company derivative financial instruments.

Taxation

This adjustment reflects the impact on the taxation charge for the periods under review of the above adjustments in respect of inventory valuation, sales with right of return and financial instruments.

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

c) Statement of cash flows

The cash flow statements presented under UK GAAP have been prepared in accordance with Financial Reporting Standard 1 (revised), “Cash Flow Statements” (“FRS 1”). There are certain differences from UK GAAP to US GAAP with regard to the classification of items within the cash flow statements and with regard to the definition of cash and cash equivalents. In accordance with FRS 1 (revised), cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported. Under Statement of Financial Accounting Standard No. 95, “Statement of Cash Flows,” (“SFAS 95”) cash flows are classified under operating activities (including cash flows from taxation and returns on investments and servicing of finance), investing activities and financing activities.

Cash flow from operating activities, returns on investments and servicing of finance and taxation are included in net cash provided by operating activities. Capital expenditure and financial investment and acquisitions and disposals are included in net cash used in investing activities. Equity dividends paid and management of liquid resources and financing are included in net cash used in financing activities.

Under FRS 1 (revised), cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand. Under SFAS 95, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. Cash and cash equivalents do not include bank overdrafts.

A summary of the Company’s operating, investing and financing activities classified in accordance with US GAAP is presented below:

(in pounds sterling — £)	Year Ended 31 March 2006	Year Ended 31 March 2005
Net cash provided by operating activities	£671,180	£1,564,508
Net cash used in investing activities	(80,735)	(9,871)
Net cash used in financing activities	(698,443)	(1,792,130)

Net decrease in cash and cash equivalents	(107,998)	(237,493)
Cash and cash equivalents at beginning of period	452,295	689,788

Cash and cash equivalents at end of period	£344,297	£452,295

d) New accounting pronouncements

The Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”) on July 13, 2006. FIN 48 clarifies Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” by providing the criteria a tax position must satisfy for some or all of the tax benefit to be recognized in the financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is reviewing the requirements and impact of FIN 48 prior to implementation on January 1, 2007.

The SEC issued Staff Accounting Bulletin 108 “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Financial Statements” (“SAB 108”). Pursuant to SAB 108, a company will be required to quantify errors using both a balance sheet and income statement approach and restate prior period financial statements when either approach (as opposed to only one approach) results in a material misstatement. Adoption of SAB 108 is not expected to impact the Company.

Performance Products Limited

Notes to the financial statements (continued)

for the years ended 31 March 2006 and 2005

29 SUBSEQUENT EVENTS

On 14 October 2006, the shareholders of Performance Products entered into an agreement to sell their ownership shares in the Company for approximately £11.5 million plus additional cash consideration of up to £3.5 million which will be payable upon achievement of certain performance targets by the Company for the year ended 31 March 2007 and additional cash consideration of up to £5.0 million which will be payable upon achievement of certain performance targets by Performance Products for the fourteen month period ended 31 May 2008. Cobra UK will also pay additional cash consideration beyond these amounts if the Company exceeds certain performance targets. The sale closed on 20 October 2006, and thereafter the Company became a fully consolidated subsidiary of Cobra Electronics Corporation, a public company with common stock traded on the NASDAQ stock market. As part of this transaction, directors’ loans, including the amounts set out in note 13, were repaid.